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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2002

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-27234 (Commission File No.)	94-3007502 (IRS Employer Identification No.)

17 Great Oaks Boulevard
San Jose, CA 95119-1202
(Address of principal executive offices and zip code)

(408) 360-3550
Registrant's telephone number, including area code:

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On July 12, 2002, Photon Dynamics, Inc., a California corporation, ("Photon") completed the purchase of certain assets from ART Advanced Research Technologies Inc., a corporation incorporated under the laws of the Province of Quebec, Canada, ("ART") pursuant to an Asset Purchase Agreement between Photon and ART (the "Purchase Agreement"). Under the terms of the Purchase Agreement and related agreements, Photon paid $5,500,000 in cash for certain assets and assumed certain liabilities related to ART's Infrared Screening and Inspection Solutions ("ISIS") Division. The funds used to purchase the assets of ART came directly out of Photon's working capital. The terms of the Purchase Agreement, including the purchase price, were determined through arms-length negotiations between Photon and ART. The ART assets acquired, including the personnel, technology and inventory, were used by ART in the design, manufacture and sale of the ISIS infrared verification systems. Photon intends to continue the use of the ART assets, in addition to its efforts to utilize the assets and technology for other products and technologies.

        Photon is a leading global supplier of integrated yield management solutions for the display, electronics and glass markets. Photon's patented image acquisition and image processing technology, electro-optical design, and systems engineering expertise are currently used for test, repair and inspection of flat panel displays; inspection of cathode ray tube displays and automotive glass; and inspection of printed wiring assemblies and advanced semiconductor packaging.

        ART is a North American company that is involved in the research, design, development, and marketing of optical technologies used in the detection of anomalies in the biomedical sector.

        The description contained in this Item 2 of the transactions consummated pursuant to the terms of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this report as Exhibit 2.1. Copies of the press releases by Photon announcing the transactions described above are attached hereto as Exhibits 99.1 and 99.2, respectively.

        On July 16, 2001, Photon acquired Intelligent Reasoning Systems, Inc., a Texas corporation ("IRSI"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 6, 2001, by and among Photon, IRIS Acquisition, LLC, IRSI and Clinton Bybee, as amended on July 12, 2001. Pursuant to the terms of the Merger Agreement and subject to certain escrow provisions and indemnification obligations set forth therein, Photon issued approximately 636,000 shares of Photon Common Stock to certain holders of IRSI Preferred Stock as consideration and issued an additional 63,092 shares of Photon Common Stock to an IRSI debtholder in exchange for the cancellation of certain indebtedness. Photon also assumed $12.3 million in liabilities in connection with the acquisition of IRSI. The merger was accounted for as a purchase. Additional information regarding the acquisition of IRSI is contained in Photon's Current Report on Form 8-K/A as filed with the Securities and Exchange Commission on January 14, 2002.

ITEM 7. EXHIBITS.

(a)  Financial Statements of Businesses Acquired

        See Exhibit 99.3 for audited financial statements of ISIS which are incorporated here by reference.

(b)  Pro Forma Financial Information

        The following unaudited pro forma combined condensed financial information has been prepared based on the historical financial statements of Photon, ISIS and IRSI after giving effect to Photon's acquisition of certain assets and assumption of certain liabilities related to ISIS and the acquisition of IRSI using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined condensed financial information.

        The unaudited pro forma combined condensed statement of operations are presented as if the acquisitions had occurred on October 1, 2000. Photon has a fiscal year ending on September 30 and

ISIS had a fiscal year ending on April 30. Accordingly, the unaudited pro forma combined condensed statement of operations combines Photon's historical operating results for the fiscal year ended September 30, 2001 (which includes approximately two and one half months of operations of IRSI) with the historical operating results of ISIS for the twelve months ended October 31, 2001 and the historical nine and one half months ended July 17, 2001 for IRSI. The unaudited interim pro forma combined condensed statement of operations combines Photon's historical operating results for the nine months ended June 30, 2002 (which includes IRSI operating results) with the historical operating results of ISIS for the nine months ended June 30, 2002. As a result, the results of operations of ISIS for the one month ended October 31, 2001 have been included in both pro forma income statements presented herein. The revenue and loss for ISIS from continuing operations for the one month ended October 31, 2001 were approximately $137,000 and $359,000, respectively.

        The unaudited pro forma combined condensed balance sheet is presented to give effect to the acquisition of ISIS as if it occurred on June 30, 2002 and combines Photon's balance sheet as of June 30, 2002 with ISIS' balance sheet as of June 30, 2002.

        The unaudited pro forma combined condensed financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited historical consolidated financial statements and notes thereto included in Photon's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as filed with the Securities and Exchange Commission on December 6, 2001 and the unaudited interim consolidated financial statements and notes thereto included in Photon's Quarterly Report on Form 10-Q for the nine months ended June 30, 2002, as filed with the Securities and Exchange Commission on August 12, 2002 and the audited financial statements and notes thereto of ISIS, included as Exhibit 99.3 hereto.

        The unaudited pro forma combined condensed financial information does not purport to be indicative of what would have occurred had the acquisitions been made as of the dates indicated or of results that may occur in the future. This unaudited pro forma combined condensed financial information does not incorporate, nor does it assume, any anticipated benefits from cost savings or synergies of operations of the combined company.

Photon Dynamics, Inc. and Infrared Screening and Inspection Solutions Division
Unaudited Pro Forma Combined Condensed Balance Sheet
June 30, 2002
(in thousands)

	PDI	ISIS	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$44,718	$—	$(5,500	)(a)	$39,218
Short-term investments	138,781	—	—		138,781
Accounts receivable, net	19,454	4	—		19,458
Inventories, net	12,905	1,102	154	(g)	14,161
Other current assets	5,425	34	—		5,459

Total current assets	221,283	1,140	(5,346)		217,077
Land, property and equipment, net	13,265	19	—		13,284
Other assets	2,287	2	—		2,289
Intangible assets	3,641	64	572	(b)	4,277
Goodwill	22,724	—	3,798	(c)	26,522

Total assets	$263,200	$1,225	$(976)		$263,449

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,702	$293	$—		$4,995
Accrued expenses and other liabilities	7,302	—	200	(d)	7,502
Deferred revenue and customer deposits	614	—	—		614

Total current liabilities	12,618	293	200		13,111
Other liabilities	338	—	—		338
Commitments and contingencies
Shareholders' equity:
Common stock	296,498	—	—		296,498
Net business assets		932	(932	)(e)	—
Accumulated deficit	(46,557)	—	(244	)(f)	(46,801)
Accumulated other comprehensive income	303	—	—		303

Total shareholders' equity	250,244	932	(1,176)		250,000

Total liabilities and shareholders' equity	$263,200	$1,225	$(976)		$263,449

See accompanying notes to pro forma combined condensed financial information

Photon Dynamics, Inc. and Infrared Screening and Inspection Solutions Division
Unaudited Pro Forma Combined Condensed Statement of Operations
Nine Months Ended June 30, 2002
(in thousands, except per share data)

	PDI	ISIS	Pro Forma Adjustments		Pro Forma Combined
Revenue	$50,822	$278	$—		$51,100
Cost of revenue	30,231	145	—		30,376

Gross margin	20,591	133	—		20,724
Operating expenses:
Research and development	12,929	526	—		13,455
Selling, general and administrative	13,725	1,293	(481)	(h)	14,537
Amortization of intangible assets	860	—	95	(i)	955

Total operating expenses	27,514	1,819	(386)		28,947

Loss from operations	(6,923)	(1,686)	386		(8,223)
Interest income and other, net	2,064	22	—		2,086

Loss before income taxes	(4,859)	(1,664)	386		(6,137)
Provision for income taxes	—	—	—		—

Net loss from continuing operations	$(4,859)	$(1,664)	$386		$(6,137)

Basic and diluted net loss per share from continuing operations	$(0.31)				$(0.39)

Shares used in computing basic and diluted net loss per share from continuing operations	15,564				15,564

See accompanying notes to pro forma combined condensed financial information

Photon Dynamics, Inc., Intelligent Reasoning Systems, Inc. and Infrared Screening and Inspection Solutions Division
Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended September 30, 2001
(in thousands, except per share data)

	PDI	IRSI	ISIS	Pro Forma Adjustments		Pro Forma Combined
Revenue	$71,083	$5,522	$596	—		$77,201
Cost of revenue	42,053	6,462	344	—		48,859

Gross margin	29,030	(940)	252	—		28,342
Operating expenses:
Research and development	17,122	2,166	1,509	—		20,797
Selling, general and administrative	18,314	6,600	3,295	(1,381	)(h)	26,828
Non-recurring acquisition charges	2,325	—	—	—		2,325
Restructure charges	1,229	—	—	—		1,229
Accounts payable settlement	—	(1,017)	—	—		(1,017)
Amortization of intangible assets	239	—	—	1,035	(i)	1,274

Total operating expenses	39,229	7,749	4,804	(346)		51,436

Loss from operations	(10,199)	(8,689)	(4,552)	346		(23,094)
Interest income and other, net	5,008	(1,643)	—	—		3,365

Loss before income taxes	(5,191)	(10,332)	(4,552)	346		(19,729)
Provision for income taxes	53	—	—	—		53

Net loss from continuing operations	$(5,244)	$(10,332)	$(4,552)	$346		$(19,782)

Basic and diluted net loss per share from continuing operations	$(0.40)					$(1.44)

Shares used in computing basic and diluted net loss per share from continuing operations	13,165					13,718

See accompanying notes to unaudited pro forma combined condensed financial information

Photon Dynamics, Inc. and Infrared Screening and Inspection Solutions Division
Notes to Unaudited Pro Forma Combined Condensed Financial Information

1.    Basis of Pro Forma Presentation

        In July 2002, Photon Dynamics, Inc. ("PDI") completed the purchase of certain assets and the assumption of certain liabilities of the Infrared Screening and Inspection Solutions ("ISIS") Division of ART Advanced Research Technologies Inc. ("ART), a corporation incorporated under the laws of the Province of Quebec, Canada. The assets acquired, including the personnel, technology and inventory, were used by ISIS in the design, manufacture and sale of infrared verification systems for the electronics industry. Pursuant to the Purchase Agreement, PDI paid $5.5 million in cash, incurred approximately $200,000 of costs related to the transaction and assumed approximately $60,000 in liabilities.

        The acquisition was accounted for under the purchase method of accounting. The purchase price has been allocated by PDI based on available information with respect to the fair value of the assets acquired and liabilities assumed as follows:

(in thousands)
Acquired core technology	$197
Acquired developed technology	316
Patents	123
Acquired in-process research and development	244
Inventory	1,431
Goodwill	3,416
Net book value of other acquired assets and liabilities which approximates fair value	(27)

Total	$5,700

        To determine the value of the developed and core technologies, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and application of the technology, existing and future markets and assessments of the life cycle stage of the technology. These assets are being amortized over a five year life.

        The value of the in-process research and development was determined based on the expected cash flow attributed to the in-process projects, taking into account revenue that is attributable to previously developed technology, the level of effort to date in the in-process research and development, the percentage of completion of the project and the level of risk associated with the in-process technology.

        The projects identified as in-process are those that were underway at the time of the acquisition and that will, after the applicable closing date, require additional effort in order to establish technological feasibility. These projects have identifiable technological risk factors that indicate that even though successful completion is expected, it is not assured. This analysis of research and development activities in process at the time of acquisition resulted in a valuation of approximately $244,000. The value of in-process research and development was charged to PDI's results of operations at the time of the acquisition.

        The value of the patents was determined using the relief from royalty method, which assumes that the value of the asset equals the amount a third party would pay to use the asset and capitalize on the related benefits of the asset. The estimated cash flow attributed to the use of the patents was discounted, taking into account the risk of the asset and associated cash flow estimates. These assets are being amortized over a five year life.

        In July 2001, PDI acquired Intelligent Reasoning Systems, Inc. ("IRSI"). IRSI is a designer and seller of automated optical inspection systems based on its proprietary adaptive knowledge-based technology. In connection with the acquisition, PDI issued 699,010 shares of its common stock, valued at $19.8 million at closing, made payments of approximately $1.4 million related to costs of the transaction, assumed a warrant, fair valued at $534,000, which upon closing of the acquisition and pursuant to the terms therein, became exercisable for 28,766 shares of PDI's common stock and assumed $12.3 million in liabilities.

        The acquisition was accounted for under the purchase method of accounting. The purchase price was allocated by PDI based on available information with respect to the fair value of the assets acquired and liabilities assumed as follows:

(in thousands)
Acquired core technology	$3,247
Acquired developed technology	1,494
Acquired in-process research and development	1,323
Goodwill	22,724
Net book value of acquired assets and liabilities which approximates fair value	5,363

$34,151

        To determine the value of the developed and core technologies, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and application of the technology, existing and future markets and assessments of the life cycle stage of the technology. These assets are being amortized over a three to five year life.

        The value of the in-process research and development was determined based on the expected cash flow attributed to the in-process projects, taking into account revenue that is attributable to previously developed technology, the level of effort to date in the in-process research and development, the percentage of completion of the project and the level of risk associated with the in-process technology.

        The projects identified as in-process are those that were underway at the time of the acquisition and that will, after the applicable closing date, require additional effort in order to establish technological feasibility. These projects have identifiable technological risk factors that indicate that even though successful completion is expected, it is not assured. This analysis of research and development activities in process at the time of acquisition resulted in a valuation of approximately $1.3 million. The value of in-process research and development was charged to PDI's results of operations at the time of the acquisition.

2.    Pro Forma Adjustments

        The accompanying unaudited pro forma combined condensed financial information reflects the following pro forma adjustments:

  (a)
  To reflect the cash purchase price.

  (b)
  To adjust for the value of acquired core technology, acquired developed technology and patents.

  (c)
  To adjust for goodwill.

  (d)
  To accrue estimated costs of acquisition.

  (e)
  To eliminate net business assets of ISIS.

  (f)
  To reflect write-off of acquired in-process research and development.

  (g)
  To adjust inventory to net realizable value.

  (h)
  To reflect an adjustment to selling, general and administrative expenses relating to ART's historical allocation of corporate overhead expenses, including executive salaries and bonuses, facilities, corporate communications, legal and accounting personnel. Such expenses for PDI's operation of the acquired assets are already included in PDI's historical results.

  (i)
  To reflect amortization of intangibles.

3.    Pro Forma Provision For Income Taxes

        The pro forma combined provision for income taxes does not necessarily represent the amount that would have resulted had PDI, ISIS and IRSI filed consolidated income tax returns for the periods presented.

4.    Pro Forma Shares For Earnings Per Share

        The following table shows the calculation of shares used in computing the pro forma earnings per share in the unaudited pro forma combined condensed statements of operations for the year ended September 30, 2001 (in thousands). No weighted average diluted shares were used in the calculation of pro forma loss per share, as the impact would have been antidilutive.

Year Ended September 30, 2001
PDI historical weighted average shares used in computing basic net loss per share	13,165
Weighted average shares issued in connection with the acquisition of IRSI	553

Pro forma weighted average shares used in computing basic net loss per share	13,718

(c)  Exhibits

2.1	(1)	Asset Purchase Agreement between Photon Dynamics, Inc. and ART Advanced Research Technologies Inc., dated July 2, 2002.
23.1		Consent of Raymond Chabot Grant Thornton, independent accountants.
99.1	(1)	Press Release of Photon dated July 3, 2002.
99.2	(1)	Press Release of Photon dated July 15, 2002.
99.3		Audited financial statements of ISIS.

(1)
Previously filed as an exhibit to the Registrant's Current Report on Form 8-K/A as filed with the SEC on July 29, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: September 20, 2002	By:	/s/ RICHARD L. DISSLY
Richard L. Dissly Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
2.1	(1)	Asset Purchase Agreement between Photon Dynamics, Inc. and ART Advanced Research Technologies Inc., dated July 2, 2002.
23.1		Consent of Raymond Chabot Grant Thornton, independent accountants.
99.1	(1)	Press Release of Photon dated July 3, 2002.
99.2	(1)	Press Release of Photon dated July 15, 2002.
99.3		Audited financial statements of ISIS.

(1)
Previously filed as an exhibit to the Registrant's Current Report on Form 8-K/A as filed with the SEC on July 29, 2002.

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 7. EXHIBITS.
Photon Dynamics, Inc. and Infrared Screening and Inspection Solutions Division Unaudited Pro Forma Combined Condensed Balance Sheet June 30, 2002 (in thousands)
Photon Dynamics, Inc. and Infrared Screening and Inspection Solutions Division Unaudited Pro Forma Combined Condensed Statement of Operations Nine Months Ended June 30, 2002 (in thousands, except per share data)
Photon Dynamics, Inc., Intelligent Reasoning Systems, Inc. and Infrared Screening and Inspection Solutions Division Unaudited Pro Forma Combined Condensed Statement of Operations Year Ended September 30, 2001 (in thousands, except per share data)
Photon Dynamics, Inc. and Infrared Screening and Inspection Solutions Division Notes to Unaudited Pro Forma Combined Condensed Financial Information
SIGNATURE
EXHIBIT INDEX